Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Amedisys, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-138255 and 333-145582) on Form S‑3 and (Nos. 333‑60525, 333‑51704, 333‑53786, 333‑143967, 333‑152359, 333‑182347, 333‑205267, and 333-225461) on Form S‑8 of Amedisys, Inc. of our reports dated February 19, 2020, with respect to the consolidated balance sheets of Amedisys, Inc. as of December 31, 2019 and 2018, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three‑year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of Amedisys, Inc. Our report on the consolidated financial statements refers to a change in the method of accounting for leases.

/s/ KPMG LLP
Baton Rouge, Louisiana
February 19, 2020